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APPENDIX B

MUTUAL FUND CUSTODIAL AGENT SERVICE DOMESTIC PORTFOLIOS ANNUAL FEE SCHEDULE

The following schedule amends the Mutual Fund Custodial Agent Service Domestic Portfolios Annual Fee Schedule in Appendix A - Amended of the Custodian
Agreement:

Funds
-----

Potomac U.S. Plus Fund                      Potomac MidCap Plus Fund
Potomac U.S./Short Fund                     Potomac MidCap/Short Fund
Potomac OTC Plus Fund                       Potomac Total Market Plus Fund
Potomac OTC/Short Fund                      Potomac Total Market/Short Fund
Potomac Small Cap Plus Fund                 Potomac Warwick Growth Fund
Potomac Small Cap/Short Fund                Potomac Warwick Momentum Fund
Potomac Dow 30 Plus Fund                    Potomac Portfolio Strategies Fund
Potomac Dow 30/Short Fund
Potomac Japan Plus Fund
Potomac Japan/Short Fund
Potomac U.S. Government Money Market Fund

Annual Fee

3.5 basis points (.00035) on assets per fund
No minimum annual fee

All transaction charges will be waived.

All fees are billed monthly.


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Joe Redwine                                 Date

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Joe Neuberger                               Date

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Dan O'Neill                                 Date